UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 7, 2012

Hampden Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33144	20-571454
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification No.)

19 Harrison Avenue, Springfield, Massachusetts 01102
(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code:  (413) 736-1812

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On June 1, 2012, Hampden Bancorp, Inc. (the “Company”) received a stockholder proposal from two individuals (“Proponents”) which requested that the Board of Directors of the Company explore avenues to enhance shareholder value through an extraordinary transaction including, but not limited to, selling or merging the Company with another institution (the “Proposal”).  In accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”) the Company will include the Proposal in its proxy statement (“Proxy Statement”) for its Annual Meeting of Stockholders on November 6, 2012.  The Proposal is a non-binding request for action by the Company’s Board of Directors and is expected to be presented for a vote by the Company’s stockholders.  The Company has considered the proposal and, pursuant to the rules and regulations of the SEC, will include a Statement in Opposition in the Proxy Statement.

Investors and security holders are advised to read the Proxy Statement after it is filed because it will contain important information about the Proposal and Proponents.  The Proxy Statement will be mailed to stockholders of the Company pursuant to the requirements of the SEC.  Investors and security holders will be able to get the Proxy Statement and related documents for free (after they are filed) at the website maintained by the SEC at http://www.sec.gov.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hampden Bancorp, Inc.
(Registrant)

Date: September 7, 2012	By:	/s/ Thomas R. Burton
Thomas R. Burton
Chief Executive Officer

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